UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 26, 2007

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street, Suite 1100 Westminster, Colorado   80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

                The adjustments described below have no impact on the Company’s financial results as previously reported for the year ended December 31, 2006. The adjustments being made to the previous unaudited interim 2006 financial statements are to make those unaudited financial statements consistent with the actual audited final results as reported for the year ended December 31, 2006.

                On June 26, 2007, the Security With Advanced Technology, Inc. (the “Company”) Audit Committee, in conjunction with management of the Company, determined that as a result of audit adjustments recorded as of and for the year ended December 31, 2006, that the Forms 10-QSB for the periods ended June 30, 2006 and September 30, 2006, as previously filed with the Securities and Exchange Commission, should no longer be relied upon because of an error in such financial statements. On June 26, 2007, the Audit Committee and management of the Company discussed this matter and their determination with the Company’s independent registered public accounting firm.

                As previously disclosed in the Company’s Form 10-KSB for the year ended December 31, 2006, due to performance problems and product failures primarily associated with the late 2006 release of the ShiftWatch TVS 300™ product, significant 2006 product and installation revenues from ongoing contracts were deferred as of December 31, 2006 pending successful reconfiguration and installation of the product. Approximately $1.0 million of 2006 previously recorded revenue was reduced as a result of 2006 year end audit adjustments and will not be recognized until the products are working correctly and accepted by the customers.

                Upon reviewing the impact of the year-end audit adjustments on the previously reported results for the second and third quarters of fiscal 2006, management determined that previously reported revenues and certain expenses associated with those revenues had been previously reported in error for the periods ended June 30, 2006 and September 30, 2006. Based upon a preliminary assessment, it is anticipated that results for the three and six month periods ended June 30, 2006 will be revised to reduce net sales by approximately $285,000 and increase the net loss by $44,000, or $.01 per share. Further, it is anticipated that results for the three and nine month periods ended September 30, 2006 will be revised to reduce net sales by approximately $361,000 and $646,000, respectively and increase the net loss by $338,000 and $382,000, and $.08 and $.09 per share, respectively. The restated Forms 10-QSB for the periods ended June 30, 2006 and September 30, 2006 are anticipated to be filed within the next four weeks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2007	Security With Advanced Technology, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer